Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

August 29, 2025

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2025-USNCH28056 to Product Supplement No. EA-08-02
dated March 23, 2023, Underlying Supplement No. 11 dated March 7, 2023 and
Prospectus Supplement and Prospectus each dated March 7, 2023

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

■	Linked to the lowest performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM (each referred to as an “underlying”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic early redemption upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing underlying. The lowest performing underlying on any call date is the underlying that has the lowest performance factor on that call date.
■	Automatic Call. If the closing value of the lowest performing underlying on any call date (including the final calculation day) is greater than or equal to its then-applicable call threshold value, the securities will be automatically called for redemption for an amount in cash equal to the stated principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the stated principal amount that increases for each call date based on a simple (non-compounding) return of 10.75% per annum.
■	Maturity Payment Amount. If the securities are not automatically called for redemption, you will receive a maturity payment amount that could be equal to or less than the stated principal amount, depending on the closing value of the lowest performing underlying on the final calculation day as follows:
■ If the closing value of the lowest performing underlying on the final calculation day is greater than or equal to its final threshold value, you will be repaid the stated principal amount
■ If the closing value of the lowest performing underlying on the final calculation day is less than its final threshold value, you will lose a significant portion, and possibly all, of the stated principal amount of your securities
■	The final threshold value for each underlying is equal to 75% of its starting value.
■	Investors may lose up to 100% of the stated principal amount.
■	Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing underlying on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any underlying beyond the applicable call premium.
■	Your return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each call date. You will not benefit in any way from the performance of any better performing underlying. Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably.
■	All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment.
■	No periodic interest payments or dividends.
■	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8 and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and beginning on page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc.  All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.  None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$500,000.00
Underwriting Discount and Commission(2)(3)	$13.25	$6,625.00
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$986.75	$493,375.00

(1) On the date of this pricing supplement, the estimated value of the securities is $942.00 per security, which is less than the public offering price.  The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, has agreed to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of 1.325% ($13.25) for each security it sells. Wells Fargo may pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 0.50% ($5.00) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities.  See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Terms of the Securities
Underlyings:	The SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date:	August 29, 2025
Issue Date:	September 4, 2025
Maturity Date:	September 3, 2031, subject to postponement as described in the accompanying product supplement.
Automatic Call:

If the closing value of the lowest performing underlying on any call date (including the final calculation day) is greater than or equal to its then-applicable call threshold value, the securities will be automatically called for redemption on the related call settlement date for an amount in cash per security equal to $1,000 plus the call premium applicable to that call date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing underlying on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any underlying beyond the applicable call premium.

If the securities are automatically called for redemption, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date.  You will not receive any notice from us if the securities are automatically called.

The call premium applicable to each call date is indicated below.
	Call Date	Call Threshold Value	Call Premium
	September 4, 2026	With respect to each underlying, 100.00% of its starting value	10.750% of the stated principal amount
	December 4, 2026	With respect to each underlying, 99.25% of its starting value	13.438% of the stated principal amount
	March 4, 2027	With respect to each underlying, 98.50% of its starting value	16.125% of the stated principal amount
	June 4, 2027	With respect to each underlying, 97.75% of its starting value	18.813% of the stated principal amount
	September 7, 2027	With respect to each underlying, 97.00% of its starting value	21.500% of the stated principal amount
Call Dates, Call Threshold Values and Call Premiums:	December 6, 2027	With respect to each underlying, 96.25% of its starting value	24.188% of the stated principal amount
	March 6, 2028	With respect to each underlying, 95.50% of its starting value	26.875% of the stated principal amount
	June 5, 2028	With respect to each underlying, 94.75% of its starting value	29.563% of the stated principal amount
	September 5, 2028	With respect to each underlying, 94.00% of its starting value	32.250% of the stated principal amount

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

December 4, 2028	With respect to each underlying, 93.25% of its starting value	34.938% of the stated principal amount
March 5, 2029	With respect to each underlying, 92.50% of its starting value	37.625% of the stated principal amount
June 4, 2029	With respect to each underlying, 91.75% of its starting value	40.313% of the stated principal amount
September 4, 2029	With respect to each underlying, 91.00% of its starting value	43.000% of the stated principal amount
December 4, 2029	With respect to each underlying, 90.25% of its starting value	45.688% of the stated principal amount
March 4, 2030	With respect to each underlying, 89.50% of its starting value	48.375% of the stated principal amount
June 4, 2030	With respect to each underlying, 88.75% of its starting value	51.063% of the stated principal amount
September 4, 2030	With respect to each underlying, 88.00% of its starting value	53.750% of the stated principal amount
December 4, 2030	With respect to each underlying, 87.25% of its starting value	56.438% of the stated principal amount
March 4, 2031	With respect to each underlying, 86.50% of its starting value	59.125% of the stated principal amount
June 4, 2031	With respect to each underlying, 85.75% of its starting value	61.813% of the stated principal amount
August 28, 2031 (the “final calculation day”)	With respect to each underlying, 85.00% of its starting value	64.500% of the stated principal amount
Each call date is subject to postponement if such date is not a trading day or certain market disruption events occur as described in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day.”
Call Settlement Dates:	For any call date, the third business day after such call date, except that the call settlement date for the final calculation day shall be the maturity date. For purposes of the accompanying product supplement, each call settlement date is a “payment date.”
Maturity Payment Amount:

If the securities are not automatically called for redemption prior to or at maturity, and, accordingly, the ending value of the lowest performing underlying on the final calculation day is less than its then-applicable call threshold value, you will receive a maturity payment amount for each $1,000 stated principal amount security you hold at maturity:

• If the ending value of the lowest performing underlying on the final calculation day is greater than or equal to its final threshold value:  $1,000; or

• If the ending value of the lowest performing underlying on the final calculation day is less than its final threshold value:

$1,000 × the performance factor of the lowest performing underlying on the final calculation day

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

If the securities are not automatically called for redemption prior to or at maturity, and the ending value of the lowest performing underlying on the final calculation day is less than its final threshold value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.
Starting Value:

With respect to the SPDR® S&P® Regional Banking ETF: $65.51, its closing value on the pricing date.

With respect to the S&P 500® Index: 6,460.26, its closing value on the pricing date.

With respect to the Dow Jones Industrial AverageTM: 45,544.88, its closing value on the pricing date.

Final Threshold Value:

With respect to the SPDR® S&P® Regional Banking ETF: $49.1325, which is equal to 75% of its starting value.

With respect to the S&P 500® Index: 4,845.195, which is equal to 75% of its starting value.

With respect to the Dow Jones Industrial AverageTM: 34,158.66, which is equal to 75% of its starting value.

Ending Value:	With respect to any underlying, its closing value on the final calculation day
Performance Factor:	For each underlying on any call date, its closing value on that call date divided by its starting value
Lowest Performing Underlying:	For any call date, the underlying with the lowest performance factor determined as of that call date
Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	17333MGU1 / US17333MGU18

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing values of the underlyings will be determined and other specified events with respect to the underlyings.  The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Markets Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-08-02 dated March 23, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323004586/dp190173_424b2-wf0802.htm

•	Underlying Supplement No. 11 dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323003815/dp189981_424b2-us11.htm

•	Prospectus Supplement and Prospectus, each dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000119312523063080/d470905d424b2.htm

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek the potential for a fixed return if each underlying has appreciated at all as of any call date in lieu of full participation in any potential appreciation of any underlying;

•	understand that if the closing value of the lowest performing underlying is less than its then-applicable call threshold value on each call date, they will not receive any positive return on their investment in the securities, and if the ending value of the lowest performing underlying on the final calculation day is less than its final threshold value, they will be fully exposed to the decline in the lowest performing underlying from its starting value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	understand that the term of the securities may be limited by the automatic call feature of the securities and that they will not receive a higher call premium payable with respect to a later call date if the securities are automatically called for redemption on an earlier call date;

•	understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each call date and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

•	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek a security with a fixed term;

•	are unwilling to accept the risk that, if the closing value of the lowest performing underlying is less than its then-applicable call threshold value on each call date, they will not receive any positive return on their investment in the securities;

•	are unwilling to accept the risk that, if the securities are not automatically called for redemption prior to or at maturity, and the ending value of the lowest performing underlying on the final calculation day is less than its final threshold value, they will be fully exposed to the decline in the lowest performing underlying from its starting value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek current income;

•	are unwilling to purchase securities with the estimated value set forth on the cover page;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

•	are unwilling to accept the risk of exposure to the underlyings;

•	seek exposure to the underlyings but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Summary Risk Factors” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the information provided below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called for redemption on any call date (including the final calculation day) will be determined based on the closing value of the lowest performing underlying on the applicable call date as follows:

If the securities are not automatically called for redemption prior to or at maturity, on the maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors” beginning on page PS-5 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose Some Or All Of Your Investment.

Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, if the securities are not automatically called for redemption prior to or at maturity, your maturity payment amount will depend on the performance of the lowest performing underlying. If the securities are not automatically called for redemption prior to or at maturity, and the ending value of the lowest performing underlying on the final calculation day is less than its final threshold value, you will lose 1% of the stated principal amount of the securities for every 1% by which the lowest performing underlying has declined from its starting value.  There is no minimum maturity payment amount on the securities, and you may lose up to all of your investment.

The Securities Do Not Pay Interest.

Unlike conventional debt securities, the securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

Your Potential Return On The Securities Is Limited.

Your potential return on the securities is limited to the applicable call premium payable upon automatic call. If the closing value of the lowest performing underlying on one of the call dates is greater than or equal to its then-applicable call threshold value, you will be repaid the stated principal amount of your securities and will receive the fixed call premium applicable to that call date, regardless of how significantly the closing value of the lowest performing underlying on that call date may exceed its starting value.  Accordingly, any call premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in the underlyings.

Higher Call Premiums Are Associated With Greater Risk.

The securities offer the potential to receive a call premium that reflects a per annum rate that would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that the securities will not be automatically called for redemption and the value of what you receive at maturity may be less than the stated principal amount of your securities and may be zero. The volatility of and correlation between the underlyings are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlyings as of the pricing date may result in a higher call premium, but would also represent a greater expected likelihood as of the pricing date that (i) the closing value of the lowest performing underlying on one or more call dates will be less than its then-applicable call threshold value, such that you will not receive any call premium, and (ii) the securities will not be automatically called for redemption and the ending value of the lowest performing underlying on the final calculation day will be less than its final threshold value, such that you will not be repaid the stated principal amount of your securities at maturity.

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the lowest performing underlying alone.  Instead, you are subject to the full risks of whichever of the underlyings is the lowest performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the lowest performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship.  The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the lowest performing underlying is not relevant to your return on the securities.  It is impossible to predict what the relationship between the underlyings will be over the term of the securities.  The underlyings differ in significant ways and, therefore, may not be correlated with each other.

You May Not Be Adequately Compensated For Assuming The Downside Risk Of The Lowest Performing Underlying.

The potential call premiums on the securities are the compensation you receive for assuming the downside risk of the lowest performing underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the premium is “contingent” and you may not receive a call premium on any of the call dates. Second, the call premiums are the compensation you receive not only for the downside risk of the lowest performing underlying, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk.  If those other risks increase or are otherwise greater than you currently anticipate, the call premiums may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the lowest performing underlying.

The Securities May Be Automatically Called For Redemption Prior To Maturity, Limiting The Term Of The Securities.

If the closing value of the lowest performing underlying on any call date is greater than or equal to its then-applicable call threshold value, the securities will be automatically called for redemption.  If the securities are automatically called for redemption following any call date, they will cease to be outstanding and you will not receive the call premium applicable to any later call date. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

The Securities Offer Downside Exposure To The Lowest Performing Underlying, But No Upside Exposure To Any Underlying.

You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the applicable call premium payable upon an automatic call and may be significantly less than the return on any underlying over the term of the securities.

You Will Not Receive Dividends Or Have Any Other Rights With Respect To The Securities Included In Any Underlying.

You will not receive any dividends with respect to the securities included in any underlying.  This lost dividend yield may be significant over the term of the securities.  The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.  In addition, you will not have voting rights or any other rights with respect to the securities included in any underlying.

The Performance Of The Securities Will Depend On The Closing Values Of The Underlyings Solely On The Call Dates, Which Makes The Securities Particularly Sensitive To Volatility In The Closing Values Of The Underlyings On Or Near The Call Dates.

Whether the securities will be automatically called for redemption will depend on the closing values of the underlyings solely on the call dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically called for redemption, what you receive at maturity will depend solely on the closing value of the lowest performing

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

underlying on the final calculation day, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings. You should understand that the closing value of each of the underlyings has historically been highly volatile.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the securities included in the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the securities included in the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors—General Risk Factors Relating To All Securities— The Value Of Your Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

The SPDR® S&P® Regional Banking ETF Is Subject To Concentrated Risks Associated With The Banking Industry.

All or substantially all of the equity securities held by the SPDR® S&P® Regional Banking ETF are issued by companies whose primary line of business is directly associated with the banking industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

The performance of bank stocks may be affected by extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact banking companies. Banks may also be subject to severe price competition. Competition among banking companies is high and failure to maintain or increase market share may result in lost market share.

These factors could affect the banking industry and could affect the value of the equity securities held by the SPDR® S&P® Regional Banking ETF and the price of the SPDR® S&P® Regional Banking ETF during the term of the securities, which may adversely affect the value of your securities.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We have hedged our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies.  These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services.  These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines.  In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  See “Risk Factors—General Risk Factors Relating To All Securities—The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities” in the accompanying product supplement.

In The Case Of An Underlying That Is An Underlying ETF, Even If The Underlying Pays A Dividend That It Identifies As Special Or Extraordinary, No Adjustment Will Be Required Under The Securities For That Dividend Unless It Meets The Criteria Specified In The Accompanying Product Supplement.

In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by the underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If the underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

In The Case Of An Underlying That Is An Underlying ETF, The Securities Will Not Be Adjusted For All Events That May Have A Dilutive Effect On Or Otherwise Adversely Affect The Closing Value Of The Underlying.

For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of the underlying would not.

In The Case Of An Underlying That Is An Underlying ETF, The Securities May Become Linked To An Underlying Other Than The Original Underlying Upon The Occurrence Of A Reorganization Event Or Upon The Delisting Of The Underlying Shares Of That Original Underlying.

For example, if the underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of the underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

In The Case Of The Underlying That Is An Underlying ETF, The Value And Performance Of The Underlying Shares Of The Underlying May Not Completely Track The Performance Of The Underlying Index That The Underlying Seeks To Track Or The Net Asset Value Per Share Of The Underlying.

In the case of the underlying that is an underlying ETF, the underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of the underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by the underlying (such as mergers and spin-offs) may impact the variance between the performance of the underlying and its underlying index. Finally, because the underlying shares are traded on an exchange and are subject to market supply and investor demand, the closing value of the underlying may differ from the net asset value per share of the underlying.

During periods of market volatility, securities included in the underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying and the liquidity of the underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the closing value of the underlying may vary substantially from the net asset value per share of the underlying. For all of the foregoing reasons, the performance of the underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings.  We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make.  Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

A Call Settlement Date Or The Stated Maturity Date May Be Postponed If A Call Date is Postponed.

A call date (including the final calculation day) with respect to an underlying will be postponed for non-trading days and certain market disruption events. If such a postponement occurs, the related call settlement date or maturity date, as applicable, will be postponed. For more information regarding adjustments to the calculation days and payment dates and the circumstances that may result in a market disruption event, see the relevant sections of the accompanying product supplement.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate how to determine the payment on the securities, assuming the various hypothetical closing values indicated below.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment on the securities will be.  The actual payment on the securities will depend on the actual closing values of the underlyings on the call dates.

The examples below are based on the following hypothetical values and do not reflect the actual starting values or final threshold values of the underlyings.  For the actual starting value and final threshold value of each underlying, see “Terms of the Securities” above.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual payment on the securities will be calculated based on the actual starting value and final threshold value of each underlying, and not the hypothetical values indicated below.

Underlying	Hypothetical starting value	Hypothetical final threshold value
SPDR® S&P® Regional Banking ETF	$100.00	$75.00 (75% of its hypothetical starting value)
S&P 500® Index	100.00	75.00 (75% of its hypothetical starting value)
Dow Jones Industrial AverageTM	100.00	75.00 (75% of its hypothetical starting value)

Hypothetical Payout Profile

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Call threshold value with respect to the applicable call date	Hypothetical payment per security on related call settlement date	Hypothetical total pre-tax rate of return
1st call date	With respect to each underlying, 100.00% of its starting value	$1,107.50	10.750%
2nd call date	With respect to each underlying, 99.25% of its starting value	$1,134.38	13.438%
3rd call date	With respect to each underlying, 98.50% of its starting value	$1,161.25	16.125%
4th call date	With respect to each underlying, 97.75% of its starting value	$1,188.13	18.813%
5th call date	With respect to each underlying, 97.00% of its starting value	$1,215.00	21.500%
6th call date	With respect to each underlying, 96.25% of its starting value	$1,241.88	24.188%
7th call date	With respect to each underlying, 95.50% of its starting value	$1,268.75	26.875%
8th call date	With respect to each underlying, 94.75% of its starting value	$1,295.63	29.563%
9th call date	With respect to each underlying, 94.00% of its starting value	$1,322.50	32.250%
10th call date	With respect to each underlying, 93.25% of its starting value	$1,349.38	34.938%
11th call date	With respect to each underlying, 92.50% of its starting value	$1,376.25	37.625%
12th call date	With respect to each underlying, 91.75% of its starting value	$1,403.13	40.313%
13th call date	With respect to each underlying, 91.00% of its starting value	$1,430.00	43.000%
14th call date	With respect to each underlying, 90.25% of its starting value	$1,456.88	45.688%
15th call date	With respect to each underlying, 89.50% of its starting value	$1,483.75	48.375%
16th call date	With respect to each underlying, 88.75% of its starting value	$1,510.63	51.063%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Hypothetical call date on which securities are automatically called	Call threshold value with respect to the applicable call date	Hypothetical payment per security on related call settlement date	Hypothetical total pre-tax rate of return
17th call date	With respect to each underlying, 88.00% of its starting value	$1,537.50	53.750%
18th call date	With respect to each underlying, 87.25% of its starting value	$1,564.38	56.438%
19th call date	With respect to each underlying, 86.50% of its starting value	$1,591.25	59.125%
20th call date	With respect to each underlying, 85.75% of its starting value	$1,618.13	61.813%
21st call date	With respect to each underlying, 85.00% of its starting value	$1,645.00	64.500%

If the securities are not automatically called:

Hypothetical ending value of the lowest performing underlying on the final calculation day	Hypothetical performance factor of lowest performing underlying on final calculation day	Hypothetical maturity payment amount per security	Hypothetical total pre-tax rate of return
84.00	84.00%	$1,000.00	0.00%
82.00	82.00%	$1,000.00	0.00%
80.00	80.00%	$1,000.00	0.00%
75.00	75.00%	$1,000.00	0.00%
74.99	74.99%	$749.90	-25.01%
70.00	70.00%	$700.00	-30.00%
60.00	60.00%	$600.00	-40.00%
50.00	50.00%	$500.00	-50.00%
25.00	25.00%	$250.00	-75.00%
0.00	0.00%	$0.00	-100.00%

Hypothetical Examples

If the securities are automatically called:

	Hypothetical closing value of SPDR® S&P® Regional Banking ETF on hypothetical call date	Hypothetical closing value of S&P 500® Index on hypothetical call date	Hypothetical closing value of Dow Jones Industrial AverageTM on hypothetical call date	Hypothetical payment per security on related call settlement date
Example 1 (first call date):	$140.00 (performance factor = $140.00 / $100.00 = 1.40)	150.00 (performance factor = 150.00 / 100.00 = 1.50)	160.00 (performance factor = 160.00 / 100.00 = 1.60)	$1,107.50
Example 2 (final calculation day):	$110.00 (performance factor = $110.00 / $100.00 = 1.10)	90.00 (performance factor = 90.00 / 100.00 = 0.90)	120.00 (performance factor = 120.00 / 100.00 = 1.20)	$1,645.00

Example 1—Automatic Call Prior to Maturity. On the first call date, the SPDR® S&P® Regional Banking ETF has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical closing value of the lowest performing underlying on the first call date is greater than its then-applicable call threshold value.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Because the closing value of the lowest performing underlying on the first call date is greater than its then-applicable call threshold value, the securities would be automatically called for redemption on the related call settlement date for an amount in cash per security equal to $1,000 plus the call premium of 10.75% of the stated principal amount. In this example, the total payment upon automatic call would be $1,107.50 per security.

Even though the lowest performing underlying appreciated by a percentage greater than the call premium from its starting value to its closing value on the first call date in this example, your return is limited to the applicable call premium. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the lowest performing underlying. If the securities are automatically called for redemption prior to maturity, they will cease to be outstanding on the related call settlement date, you will have no further rights under the securities after the related call settlement date and you will not receive the call premium applicable to any later call date.

Example 2—Automatic Call at Maturity. The securities are not automatically called prior to maturity. On the final calculation day, the S&P 500® Index has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical closing value of the lowest performing underlying on the final calculation day is greater than its then-applicable call threshold value.

Because the closing value of the lowest performing underlying on each call date prior to the last call date (which is the final calculation day) is less than its then-applicable call threshold value, the securities are not automatically called prior to maturity. Because the closing value of the lowest performing underlying on the final calculation day is greater than its then-applicable call threshold value, the securities would be automatically called for redemption on the related call settlement date (which is the maturity date) for an amount in cash per security equal to $1,000 plus the call premium of 64.50% of the stated principal amount. In this example, the total payment upon automatic call would be $1,645.00 per security.

If the securities are not automatically called:

	Hypothetical ending value of SPDR® S&P® Regional Banking ETF	Hypothetical ending value of S&P 500® Index	Hypothetical ending value of Dow Jones Industrial AverageTM	Hypothetical maturity payment amount per security:
Example 3:	$110.00 (performance factor = $110.00 / $100.00 = 1.10)	95.00 (performance factor = 95.00 / 100.00 = 0.95)	80.00 (performance factor = 80.00 / 100.00 = 0.80)	$1,000.00
Example 4:	$30.00 (performance factor = $30.00 / $100.00 = 0.30)	50.00 (performance factor = 50.00 / 100.00 = 0.50)	120.00 (performance factor = 120.00 / 100.00 = 1.20)	$300.00

Example 3—Par Scenario. On the final calculation day, the Dow Jones Industrial AverageTM has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is less than its then-applicable call threshold value but greater than its final threshold value.

Maturity payment amount per security = $1,000

Because the ending value of the lowest performing underlying on the final calculation day is less than its then-applicable call threshold value but greater than its final threshold value, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 4—Downside Scenario. On the final calculation day, the SPDR® S&P® Regional Banking ETF has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is less than its final threshold value.

Maturity payment amount per security = $1,000 × the performance factor of the lowest performing underlying on the final calculation day

= $1,000 × 0.30

= $300

Because the ending value of the lowest performing underlying on the final calculation day is less than its final threshold value, your maturity payment amount in this scenario would reflect 1-to-1 exposure to the negative performance of the lowest performing underlying.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Information About the SPDR® S&P® Regional Banking ETF

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the S&P® Regional Banks Select IndustryTM Index. The SPDR® S&P® Regional Banking ETF is managed by SSGA Funds Management Inc. (“SSGA FM”), an investment advisor to the SPDR® S&P® Regional Banking ETF, and the SPDR® Series Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. The SPDR® S&P® Regional Banking ETF uses a representative sampling strategy to try to achieve its investment objective, which means that the SPDR® S&P® Regional Banking ETF is not required to purchase all of the securities represented in the S&P® Regional Banks Select IndustryTM Index. Instead, the SPDR® S&P® Regional Banking ETF may purchase a subset of the securities in the S&P® Regional Banks Select IndustryTM Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the S&P® Regional Banks Select IndustryTM Index. Under normal market conditions, the SPDR® S&P® Regional Banking ETF generally invests substantially all, but at least 80%, of its total assets in the securities comprising the S&P® Regional Banks Select IndustryTM Index. In addition, the SPDR® S&P® Regional Banking ETF may invest in equity securities not included in the S&P® Regional Banks Select IndustryTM Index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM).

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P® Regional Banking ETF trade on the NYSE Arca under the ticker symbol “KRE.”

Please refer to the section “Fund Descriptions—The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement for additional information.

We have derived all information regarding the SPDR® S&P® Regional Banking ETF from publicly available information and have not independently verified any information regarding the SPDR® S&P® Regional Banking ETF. This pricing supplement relates only to the securities and not to the SPDR® S&P® Regional Banking ETF. We make no representation as to the performance of the SPDR® S&P® Regional Banking ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® S&P® Regional Banking ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® S&P® Regional Banking ETF on August 29, 2025 was $65.51.

The graph below shows the closing value of the SPDR® S&P® Regional Banking ETF for each day such value was available from January 2, 2020 to August 29, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index.  This pricing supplement relates only to the securities and not to the S&P 500® Index.  We make no representation as to the performance of the S&P 500® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the S&P 500® Index on August 29, 2025 was 6,460.26.

The graph below shows the closing value of the S&P 500® Index for each day such value was available from January 2, 2020 to August 29, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Information About the Dow Jones Industrial AverageTM

The Dow Jones Industrial AverageTM is a price-weighted index rather than a market capitalization-weighted index. The Dow Jones Industrial AverageTM consists of 30 common stocks chosen as representative of the broad market of U.S. industry.  It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The Dow Jones Industrial AverageTM” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Dow Jones Industrial AverageTM from publicly available information and have not independently verified any information regarding the Dow Jones Industrial AverageTM.  This pricing supplement relates only to the securities and not to the Dow Jones Industrial AverageTM.  We make no representation as to the performance of the Dow Jones Industrial AverageTM over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Dow Jones Industrial AverageTM is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Dow Jones Industrial AverageTM on August 29, 2025 was 45,544.88.

The graph below shows the closing value of the Dow Jones Industrial AverageTM for each day such value was available from January 2, 2020 to August 29, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Forward Contracts—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, has agreed to sell the securities to Wells Fargo, as agent.  Wells Fargo will receive an underwriting discount and commission of 1.325% ($13.25) for each security it sells.  Wells Fargo may pay selected dealers, which may include WFA, a fixed selling commission of 0.50% ($5.00) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

We have been advised that, for a period of approximately six months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period.  However, Wells Fargo is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Regional Banking ETF, the S&P 500® Index and the Dow Jones Industrial AverageTM due September 3, 2031

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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